EXHIBIT 4.1

GS MORTGAGE SECURITIES CORP.,

Depositor,

WASHINGTON MUTUAL BANK, as
successor in interest to
LONG BEACH MORTGAGE COMPANY,

Master Servicer and Responsible Party,

DEUTSCHE BANK NATIONAL TRUST COMPANY,

Trustee,

and

U.S. BANK NATIONAL ASSOCIATION,

Co-Trustee

___________________________________

AMENDMENT NO. 1 dated as of
NOVEMBER 9, 2007 TO THE

POOLING AND SERVICING AGREEMENT

DATED AS OF MAY 1, 2005

___________________________________

GSAMP TRUST 2005-S2

MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES 2005-S2

AMENDMENT NO. 1, dated as of November 9, 2007 (this “Amendment”), among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”), WASHINGTON MUTUAL BANK, a federally chartered savings association, as successor in interest to LONG BEACH MORTGAGE COMPANY, a Delaware corporation, as responsible party (in such capacity, the “Responsible Party”) and as master servicer (in such capacity, the “Master Servicer”), DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Trustee”), and U.S. BANK NATIONAL ASSOCIATION, as successor to WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as co-trustee (the “Co-Trustee”) in connection with the Pooling and Servicing Agreement, dated as of May 1, 2005 (the “Agreement”), among the Depositor, the Master Servicer, the Responsible Party, the Trustee and the Co-Trustee.  Capitalized terms not defined herein have the meanings assigned to them in the Agreement.

1.           This Amendment is effected pursuant to the first paragraph of Section 10.01 of the Agreement.

2.           Article I of the Agreement is hereby amended by deleting in its entirety the definition of “Released Loan” and replacing it with the following:

Released Loan: Any Charged Off Loan that is released by the Master Servicer to the Class X-1 Certificateholder pursuant to Section 3.15(b). Any Released Loan will no longer be an asset of any REMIC or the Trust Fund; provided that in accordance with the provisions of Section 3.15(b)(ii), any Responsible Party Payment made by the Responsible Party with respect to a Released Loan shall be included in Available Funds and treated as a Subsequent Recovery.

3.           Article I of the Agreement is hereby amended by adding the following definition of “Responsible Party Payment”:

Responsible Party Payment: Any payment made by the Responsible Party to the Depositor, the Master Servicer or the Trustee in respect of a Charged Off Loan that has become a Released Loan.

4.           Article I of the Agreement is hereby amended by deleting in its entirety the definition of “Subsequent Recovery” and replacing it with the following:

Subsequent Recoveries:  (a) Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan and, in the case of a Charged Off Loan, prior to such Liquidated Mortgage Loan becoming a Released Loan or (b) any Responsible Party Payment made by the Responsible Party after a Charged Off Loan becomes a Released Loan in accordance with Section 3.15(b)(ii) hereof.

5.           Article II of the Agreement is hereby amended by deleting in its entirety subsection (e) of Section 2.03 and replacing it with the following:

(e)           The Responsible Party hereby acknowledges and agrees that the remedies available to the Depositor, the Master Servicer and the Trustee in connection with any breach of the representations and warranties made by the Responsible Party with respect to the Mortgage Loans (including any Released Loan) set forth in Subsections (b) and (c) hereof shall be as set forth in Section 3.3 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein) and such remedies shall be enforceable directly by the Depositor, the Master Servicer and the Trustee directly under this Agreement.

6.           Article III of the Agreement is hereby amended by deleting in its entirety subsection (b) of Section 3.15 and replacing it with the following:

 (b)(i) With respect to any Mortgage Loan that is not a Covered Loan or for which coverage is not available under the Mortgage Pool Insurance Policy that is 180 days delinquent, the Master Servicer shall charge off such delinquent Mortgage Loan.  Once a Mortgage Loan has been charged off, the Master Servicer will discontinue making P&I Advances, the Master Servicer will not be entitled to any additional servicing compensation in respect of such Charged Off Loan and the Charged Off Loan will give rise to a Realized Loss.  Any such Charged Off Loan will be released from the Trust Fund on the date such Charged Off Loan becomes 210 days delinquent (a “Released Loan”), will no longer be an asset of any REMIC, and will be transferred to the Class X-1 Certificateholders, without recourse, and thereafter, subject to clause (b)(ii) below, (i) the Class X-1 Certificateholder will be entitled to any amounts subsequently received in respect of any such Released Loan (other than as set forth in clause (b)(ii) below), (ii) the Class X-1 Certificateholder may designate any servicer to service any such Released Loan and (iii) the Class X-1 Certificateholder may sell any such Released Loan to a third party.  Once a Mortgage Loan is charged off and discharged from the Trust pursuant to this Section 3.15(b)(i), the Master Servicer shall not be obligated to service such Mortgage Loan.  The Master Servicer may cease any collection efforts with respect to such Mortgage Loan, and statements of account may no longer be sent to such Mortgagor.  The Master Servicer shall write off each charged off Mortgage Loan as bad debt.

(ii) With respect to any Charged Off Loan that is discharged from the Trust pursuant to this Section 3.15(b), any Responsible Party Payment made in respect of such Released Loan by the Responsible Party shall be deposited in the Collection Account by the Master Servicer pursuant to Section 3.10 on or before the next Remittance Date and included in Available Funds as a Subsequent Recovery.

7.           Conditions Precedent to this Amendment:  The following conditions precedent to the effectiveness of this Amendment have been fulfilled:

(a)  The prior notice of this Amendment required by Section 10.01 of the Agreement has been given by the Depositor to each of the Rating Agencies, currently Moody's Investors Service, Inc. and Fitch, Inc., and the Trustee hereby acknowledges receipt of copies thereof.

(b)  The opinions of counsel required by Section 10.01 of the Agreement have been received by the Trustee.

8.           This Amendment is subject to the terms of the Agreement as modified and supplemented herein.  The Agreement continues in full force and effect as modified herein and provided therein.

The undersigned have executed this Amendment as of the date hereof.

GS MORTGAGE SECURITIES CORP.,
as Depositor

By:	/s/ Kevin Gasvoda
Name:	Kevin Gasvoda
Title:	Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY,
solely as Trustee and not in its individual capacity

By:	/s/ Mei Nghia
Name:	Mei Nghia
Title:	Authorized Signer

By:	/s/ Manuel Rivas
Name:	Manuel Rivas
Title:	Authorized Signer

U.S. BANK NATIONAL ASSOCIATION, as successor to WACHOVIA BANK, NATIONAL ASSOCIATION, solely as Co-Trustee and not in its individual capacity

By:	/s/ Annette E. Morgan
Name:	Annette E. Morgan
Title:	Trust Officer

WASHINGTON MUTUAL BANK, as successor in interest to LONG BEACH MORTGAGE COMPANY, as Responsible Party

By:	/s/ Trisha Lowe
Name:	Tisha Lowe
Title:	Vice President

WASHINGTON MUTUAL BANK, as successor in interest to LONG BEACH MORTGAGE COMPANY, as Master Servicer

By:	/s/ Trisha Lowe
Name:	Trisha Lowe
Title:	Vice President

PRIOR CONSENT HERETO IS HEREBY GIVEN:

GOLDMAN, SACHS & CO., as Holder of Class X-1 Certificates representing a 100.00% Percentage Interest in such Class

By:	/s/ Kevin Gasvoda
Name:	Kevin Gasvoda
Title:	Managing Director